Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports First Quarter Earnings

BLACKSBURG, VA., April 22, 2021 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the first quarter of 2021. The Company reported net income of $4.77 million, or $0.74 per common share, for the quarter ended March 31, 2021. This compares to net income of $3.98 million, or $0.61 per common share, for the quarter ended March 31, 2020. National Bankshares, Inc. ended the first quarter of 2021 with total assets of $1.57 billion.

President and Chief Executive Officer F. Brad Denardo commented, “We are very encouraged by the increased earnings generated by our Company in the first quarter. After nearly a year of economic disruption, there have been signs of improvement for our customers and our local economies. As a result, we were able to safely reduce our loan loss provision for the quarter, which along with the very low interest rates on deposits, contributed to improved income. Moving ahead into the second quarter, we look forward to continued improvement in the business climate and a return to serving our customers with lobby service. We also remain confident in our ability to meet our customer's financial service needs while delivering a solid return on your investment. Thank you for your continued support and trust in National Bankshares.”

Highlights for the Quarter Ended March 31, 2021

Loan Modifications

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Of the loans modified for pandemic related hardships, at March 31, 2021, 7 loans totaling $7.8 million remained in deferral and another 6 loans totaling $14.4 million remained on interest-only payments. Each modification is governed by an agreement that provides a date at which the modification will expire. One additional loan with a balance of $4.8 million was provided an extended amortization period.

Paycheck Protection Program Loans

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We continue to participate in the SBA’s Paycheck Protection Program (“PPP”). The Company assisted local businesses through the PPP by providing 1,164 loans totaling $81.0 million since the program’s inception in April of 2020. During the first quarter of 2021, we funded 351 loans totaling $22.8 million and received pay-off of 302 loans with original amounts totaling $14.5 million.

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For the three months ended March 31, 2021, contractual interest earned on PPP loans totaled $100 thousand, while net fees accreted to interest income totaled $113 thousand, and fees recognized at pay off or forgiveness totaled $437 thousand. Gross PPP loans totaling $45.14 million remain on the balance sheet.

Income Statement

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The return on average assets and the return on average equity for the three months ended March 31, 2021 were 1.19% and 9.30% respectively, improved from 1.16% and 8.03% respectively, for the three months ended March 31, 2020.

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Net income of $4.77 million for the three months ended March 31, 2021 benefitted from a reduced loan loss provision when compared with the three months ended March 31, 2020. Loan loss provision for the three months ended March 31, 2021 was $50 thousand, compared with $479 thousand for the three months ended March 31, 2020. We will continue to closely monitor our loan portfolio for indications of heightened credit risk and the resulting need for any additional provision for loan losses.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

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The low interest rate environment that impacted net interest income for the three months ended March 31, 2021 began with Federal Reserve rate cuts on March 3 and March 16, 2020, decreasing the target Fed Funds rate from 1.75% to 0.25%. The Company reacted by reducing interest rates on customer deposits. The cost of interest-bearing liabilities decreased from 0.80% for the three months ended March 31, 2020 to 0.34% for the three months ended March 31, 2021. The Company also experienced high levels of calls on securities and loan refinance activity that resulted in a decrease in the yield on earning assets(1) from 3.79% for the three months ended March 31, 2020 to 3.13% for the three months ended March 31, 2021.

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Fees and interest income from PPP loans helped increase our net interest margin(1). Our margin for the three months ended March 31, 2021 was 2.89%, down from 3.20% for the three months ended March 31, 2020. For the three months ended March 31, 2021, PPP loans increased average loans by $38.2 million and added $650 thousand in interest and fee income. If PPP loans are excluded, the net interest margin for the three months ended March 31, 2021 would have been 2.71%.

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Total noninterest income for the three months ended March 31, 2021 was up $199 thousand, or 9.32%, when compared to the three months ended March 31, 2021. Higher noninterest income was driven by increased credit and debit card fees and receipt of a one-time bonus from a partnership investment.

-	Noninterest expense was up $69 thousand, or 1.07%, when the three months ended March 30, 2021 is compared with the three months ended March 30, 2020.

Balance Sheet

-	Total assets increased by $249.23 million, or 18.90%, to $1.57 billion.

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Total deposits increased by $250.41 million, or 22.60%, to $1.36 billion. We expect continued growth in deposits in the second quarter due to additional government stimulus funds received by depositors.

-	Gross loans outstanding were $781.24 million at March 31, 2021, an increase of $51.23 million from March 31, 2020. PPP loans provided $45.1 million of the growth.

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Total stockholders’ equity at March 31, 2021 was $189.10 million. The Company’s capital position provides a source of great strength and continues to significantly exceed all regulatory capital guidelines.

Other Notable Information

-	The Company repurchased 111,832 shares in the 1st quarter of 2021. We expect to continue to repurchase shares throughout 2021.

-	Nonperforming loans as a percentage of total loans were 0.47% at March 31, 2021, holding steady from 0.47% at March 31, 2020 and down slightly from 0.48% at December 31, 2020.

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The efficiency ratio(1) was 53.87% for the quarter ended March 31, 2021, an improvement over the 55.67% reported for the quarter ended March 31, 2020, but up slightly from 53.11% for the year-ended December 31, 2020.

-	The allowance for loan losses to total loans was 1.10% at March 30, 2021. Excluding PPP loans, the ratio was 1.16%.

-	The Company experienced a net recovery of loan losses of $5 thousand for the three months ended March 31, 2021, compared with a net charge off of $373 thousand for the quarter ended March 31, 2020.

-	The book value per common share as of March 30, 2021 was $29.98, an improvement from $ 29.52 as of March 31, 2020, and down slightly from $31.19 as of December 31, 2020.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and the net interest margin, which is presented on a fully taxable-equivalent (“FTE”) basis. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full-service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	March 31, 2021	March 31, 2020	December 31, 2020
Assets
Cash and due from banks	$12,677	$12,404	$13,147
Interest-bearing deposits	135,142	71,898	120,725
Securities available for sale, at fair value	571,359	439,019	546,742
Restricted stock	845	1,279	1,279
Total securities	572,204	440,298	548,021
Mortgage loans held for sale	424	1,787	866
Loans:
Loans, net of unearned income and deferred fees and costs	779,360	729,483	768,799
Less allowance for loan losses	(8,536)	(7,240)	(8,481)
Loans, net	770,824	722,243	760,318
Premises and equipment, net	9,955	10,058	10,035
Accrued interest receivable	5,367	4,280	5,028
Other real estate owned, net	957	1,584	1,553
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	36,650	35,788	36,444
Other assets	18,162	12,788	17,688
Total assets	$1,568,210	$1,318,976	$1,519,673

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$319,126	$210,131	$276,793
Interest-bearing demand deposits	766,582	624,412	763,293
Savings deposits	183,231	149,842	167,475
Time deposits	89,649	123,798	89,582
Total deposits	1,358,588	1,108,183	1,297,143
Accrued interest payable	49	137	56
Other liabilities	20,504	19,097	21,867
Total liabilities	1,379,141	1,127,417	1,319,066

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,320,188 shares at March 31, 2021 and 6,432,020 December 31, 2020 and 6,489,574 shares at March 31, 2020	7,900	8,112	8,040
Retained earnings	190,462	188,099	189,547
Accumulated other comprehensive income (loss), net	(9,293)	(4,652)	3,020
Total stockholders' equity	189,069	191,559	200,607
Total liabilities and stockholders' equity	$1,568,210	$1,318,976	$1,519,673

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
($ in thousands, except for share and per share data)	2021	2020
Interest Income
Interest and fees on loans	$8,550	$8,466
Interest on interest-bearing deposits	28	217
Interest on securities - taxable	1,783	2,356
Interest on securities - nontaxable	521	349
Total interest income	10,882	11,388
Interest Expense
Interest on time deposits	90	559
Interest on other deposits	765	1,237
Total interest expense	855	1,796
Net interest income	10,027	9,592
Provision for loan losses	50	479
Net interest income after provision for loan losses	9,977	9,113
Noninterest Income
Service charges on deposit accounts	469	582
Other service charges and fees	41	39
Credit card fees	434	306
Trust income	415	434
Bank-owned life insurance	206	221
Other income	764	533
Realized securities gain, net	5	20
Total noninterest income	2,334	2,135
Noninterest Expense
Salaries and employee benefits	3,906	3,873
Occupancy, furniture and fixtures	488	450
Data processing and ATM	778	791
FDIC assessment	83	---
Net cost of other real estate owned	37	22
Franchise taxes	335	343
Other operating expenses	909	988
Total noninterest expense	6,536	6,467
Income before income tax expense	5,775	4,781
Income tax expense	1,009	802
Net Income	$4,766	$3,979
Basic net income per share	$0.74	$0.61
Fully diluted net income per share	$0.74	$0.61
Weighted average number of common shares outstanding
Basic and diluted	6,407,685	6,489,574
Dividends declared per share	---	---
Dividend payout ratio	---	---
Book value per share	$29.98	$29.52

National Bankshares, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2021	2020
Net income	$4,766	$3,979

Other Comprehensive Income (Loss), Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($3,271) in 2021 and $1,028 in 2020	(12,309)	3,870
Reclassification adjustment for gain included in net income, net of tax of ($1) in 2021 and ($4) in 2020	(4)	(16)
Other comprehensive income (loss), net of tax	$(12,313)	$3,854
Total Comprehensive Income (Loss)	$(7,547)	$7,833

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended March 31,
($ in thousands)	2021	2020
Average Balances
Cash and due from banks	$11,665	$11,205
Interest-bearing deposits	119,311	66,583
Securities available for sale	558,181	438,916
Restricted stock	1,230	1,225
Mortgage loans held for sale	854	493
Loans, gross	770,733	731,418
Loans, net	760,823	723,971
Intangible assets	5,848	5,848
Total assets	1,530,908	1,312,427
Total deposits	1,315,029	1,104,176
Stockholders' equity	195,595	189,516
Interest-earning assets	1,439,854	1,233,067
Interest-bearing liabilities	1,025,226	904,080

Financial Ratios
Return on average assets (1)	1.19%	1.16%
Return on average equity (1)	9.30%	8.03%
Net interest margin(2)	2.89%	3.20%
Net interest income-fully taxable equivalent(2)	$10,272	$9,811
Efficiency ratio (3)	53.87%	55.67%
Average equity to average assets	12.78%	14.44%

Allowance for Loan Losses
Beginning balance	$8,481	$6,863
Provision for losses	50	479
Charge-offs	(47)	(175)
Recoveries	52	73
Ending balance	$8,536	$7,240

(1)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average year-to-date assets or equity, respectively. When net income includes certain nonrecurring items, the annualization factor magnifies their effect. In order to reduce distortion within the ratios, the Company removes from net income certain non-recurring items prior to annualization, applies the annualization factor to the adjusted net income and then adds back the items to annualized net income.

(2)

The net interest margin is calculated by dividing annualized taxable equivalent net interest income by total average earning assets. Because a portion of interest income earned by the Company is nontaxable, the tax equivalent net interest income is considered in the calculation of this ratio. Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%.

(3)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	March 31, 2021	March 31, 2020
Nonperforming Assets
Nonaccrual loans	$784	$261
Nonaccrual restructured loans	2,907	3,191
Total nonperforming loans	3,691	3,452
Other real estate owned	$957	$1,584
Total nonperforming assets	$4,648	$5,036
Accruing restructured loans	1,378	1,592
Loans 90 days or more past due	$12	$170

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.60%	0.69%
Allowance for loans losses to total loans(1)	1.10%	0.99%
Allowance for loans losses to total loans(1), excluding SBA PPP loans	1.16%	NR
Allowance for loan losses to nonperforming loans	231.27%	209.73%
Loans past due 90 days or more to loans(1)	0.00%	0.02%

(1)	Loans are net of unearned income and deferred fees and costs